Exhibit 10.1

AVNET, INC.
2013 STOCK COMPENSATION AND INCENTIVE PLAN

ARTICLE 1
PURPOSE OF THE PLAN

 The Avnet, Inc. 2013 Stock Compensation and Incentive Plan is intended to advance the interests of the Company by helping Avnet and its Subsidiaries to attract, retain, and appropriately motivate high caliber persons to serve as Eligible Employees and Non-Employee Directors, and by providing incentives to Eligible Employees and Non-Employee Directors that are consistent with the shareholders’ interest in maximizing the value of Avnet’s Stock.

ARTICLE 2
DEFINITIONS

The following terms, when used in capitalized form, shall have the meanings set forth below:
2.1.	“Administrator” means—

(a) with respect to each Award granted to an Eligible Employee, the Committee; and

(b) with respect to each Award granted to a Non-Employee Director, the Independent Directors.

2.2. “Agreement” means the document that evidences an Award granted hereunder and sets forth the material terms thereof, including any addendum to an Option Agreement relating to Stock Appreciation Rights. Each Agreement shall be in such form as prescribed or approved by the Administrator.

2.3. “Avnet” means Avnet, Inc.

2.4.  “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share Unit, Other Stock Unit Award, or Executive Incentive Performance Award, as evidenced by an Agreement.

2.5.  “Board of Directors” and “Director” shall mean, respectively, the Board of Directors of Avnet and any member thereof.

2.6.  “Change in Control” means the happening of any of the following:

(a) the acquisition, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)), of beneficial ownership (within the meaning of Rule 13d-3) of 50% or more of either (A) the then outstanding shares of Stock or (B) the combined voting power of the then outstanding voting securities of Avnet entitled to vote generally in the election of Directors; provided, however, that none of the following acquisitions shall constitute a Change in Control under this subsection (a): (i) an acquisition directly from Avnet (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) an acquisition by Avnet or an entity controlled by Avnet, or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by Avnet or any entity controlled by Avnet; or

(b) individuals who, as of the date of the 2013 annual meeting of Avnet’s stockholders (the “Determination Date”), constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that an individual who becomes a Director after the Determination Date shall be treated as a member of the Incumbent Board if (i) his election, or nomination for election by Avnet’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, and (ii) his initial assumption of office does not occur as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) a complete liquidation or dissolution of Avnet or the sale or other disposition of all or substantially all of the assets of Avnet; provided, however, that a liquidation, dissolution, sale, or other disposition shall not constitute a Change in Control if the assets are transferred to a wholly owned subsidiary of Avnet.

2.7. “CEO” means the Chief Executive Officer of Avnet.

2.8. “Code” means the Internal Revenue Code of 1986, as amended.

2.9. “Committee” means the Compensation Committee of the Board of Directors, which shall consist of three or more Non-Employee Directors appointed by the Board of Directors. No individual who is not both a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code shall serve as a member of the Committee.

2.10.  “Company” means Avnet and all its Subsidiaries.

2.11.  “Covered Participant” means a Participant who is a “covered employee” under Section 162(m) of the Code.

2.12. “Eligible Employee” means an employee of Avnet or of any of its Subsidiaries. The term “Eligible Employee” shall also include an individual retained by Avnet or any of its Subsidiaries to render services as a consultant or advisor other than services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for Avnet’s securities.

2.13. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14. “Executive Incentive Performance Award” or “EIP Award” means a performance-based cash award granted pursuant to Article 11.

2.15. “Executive Officer” means an employee designated by Avnet as an executive officer under Rule 16b-3.

2.16. “Fair Market Value” means, with respect to any date, the closing price (as reported for New York Stock Exchange Composite Transactions) at which shares of Stock have been sold on such date (or, if such date is a date for which no trading is so reported, on the next preceding date for which trading is so reported).

2.17. “Grant Date” means, with respect to granting an Award or modification of an outstanding Award, the date on which the material terms of the Award (including the number of shares covered by the Award, the conditions for vesting, lapse of the Period of Restriction, and exercise, and the purchase price, if any) are established and all action constituting the making or modification of such Award is completed, without regard to (a) the date on which the applicable Agreement is executed or (b) whether such Award or modification is subject to future shareholder approval or other conditions. The Grant Date for any Award shall not occur before the recipient of the Award becomes an Eligible Employee or Non-Employee Director, as applicable.

2.18. “Incentive Stock Option” or “ISO” means an Option intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.19. “Independent Directors” means members of the Board of Directors acting as a group, each of whom satisfies Avnet’s “Director Independence Standards.”

2.20. “Non-Employee Director” means a Director who is not an Eligible Employee.

2.21. “Option” means an Award granted pursuant to Article 5 that gives the recipient the right to purchase a specified number of shares at a specified price during a specified term, subject to the terms and conditions of the applicable Agreement.

2.22. “Optionee” means a person who, at the time in question, holds an Option that then remains unexercised in whole or in part, has not been surrendered, and has not expired or terminated. The term “Optionee” also includes any Successor Optionee.

2.23. “Other Stock Unit Award” means an Award granted pursuant to Article 10.

2.24. “Participant” means an Eligible Employee or Non-Employee Director who has been granted an Award hereunder.

2.25. “Performance Criteria” means any of the following criteria as related to Avnet, any Subsidiary, or any division or other area of Avnet or a Subsidiary:

(i) Economic profit; economic value added; price of Stock; total stockholder return; revenues; sales; sales productivity; sales growth; net income; operating income; earnings per share; return on equity; return on investment; return on capital employed; cash flow; operating margin; gross margin; operating unit contribution; achievement of annual operating profit plans; debt level; market share; net worth; or other similar financial performance measures as may be determined by the Committee; or

(ii) Strategic business criteria consisting of one or more objectives based on meeting specified market penetration or market share; geographic business expansion; objective customer satisfaction goals; objective goals relating to divestitures, joint ventures, mergers, acquisitions, and similar transactions; implementation or completion of specified projects or processes strategic or critical to the Company’s business operations; individual business objectives; objective measures of brand recognition/acceptance; performance achievements on designated projects or objectives; objective measures of regulatory compliance; successful completion of internal or external audits; successful integration of business units; successful hiring, retention of talent, or other succession planning; or objective measures of employee engagement and satisfaction.

In addition, for any Participant who is not a Covered Participant, Performance Criteria may include any other criteria selected by the Committee.

2.26. “Performance Objectives” means, for any Award that is contingent in whole or in part on achievement of performance objectives, the objectives or other performance levels with respect to specified Performance Criteria that are measured over a Performance Period for the purpose of determining the amount of such Award and/or whether such Award is granted or vested.

2.27. “Performance Period” means a period over which achievement of Performance Objectives is measured, as set forth in the applicable Agreement.

2.28. “Performance Share Unit” means an Award granted pursuant to Article 9 that gives the recipient a contractual right to receive a target number of shares of Stock or cash upon the attainment of specified Performance Objectives.

2.29. “Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted, pursuant to Article 7.

2.30. “Person” means “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding Avnet, any Subsidiary, and any employee benefit plan sponsored or maintained by Avnet or any Subsidiary (including any trustee of such plan acting as trustee).

2.31. “Plan” means the Avnet, Inc. 2013 Stock Compensation and Incentive Plan, as set forth herein and as amended from time to time.

2.32. “Restricted Stock” means an Award of Stock granted pursuant to Article 7.

2.33. “Restricted Stock Unit” means an Award granted pursuant to Article 8 that gives the recipient a contractual right to receive cash or shares of Stock upon the attainment of specified vesting conditions.

2.34. “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act.

2.35. “Securities Act” means the Securities Act of 1933, as amended.

2.36. “Stock” means, subject to the adjustment provisions set forth in Article 13, Avnet’s $1.00 par value common stock.

2.37. “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 6 that gives the recipient the right to receive, upon exercise of the Award, an amount equal to the excess of the Fair Market Value of the shares of Stock with respect to which the SAR is being exercised (determined as of the exercise date) over the exercise price set forth in the Agreement.

2.38. “Subsidiary” means a corporation in which Avnet directly or indirectly owns more than 50% of the total combined voting power of all classes of capital stock.

2.39. “Successor Optionee” means any person who, under the provisions of Article 5, has acquired from an Optionee the right to exercise an Option, for so long as such Option remains unexercised in whole or in part, and has not been surrendered, exercised, or terminated.

ARTICLE 3
SHARES RESERVED FOR THE PLAN

3.1.  General Limitations. Subject to the adjustment provisions set forth in Article 13, the maximum number of shares of Stock that may be delivered pursuant to the exercise of Awards granted under the Plan shall be 5,000,000. At no time shall there be outstanding Awards under the Plan covering more than such maximum number of shares less the aggregate of the shares of Stock previously delivered pursuant to the exercise of Options (including the shares of Stock previously covered by Options surrendered in connection with the exercise of SARs), the shares of Stock with respect to which stock-settled SARs have been exercised (without regard to the number of shares of Stock issued upon settlement of such SARs), and the shares of Stock previously delivered pursuant to the vesting of Restricted Stock, Restricted Stock Units, Performance Share Units, and Other Stock Unit Awards. The shares of Stock authorized hereunder shall be in addition to the shares of Stock authorized for grant under the 2010 Avnet, Inc. Stock Compensation Plan (the “2010 Plan”), which shall continue to be available for grant under the 2010 Plan. Shares of Stock subject to Awards may consist of authorized but unissued shares of Stock and/or shares of Stock held in Avnet’s treasury.

3.2. Individual Limitations. No individual may be granted (a) Options or SARs for more than 500,000 shares of Stock in any calendar year or (b) Awards in any calendar year for more than 1,000,000 shares in the aggregate (including Options, SARs, and full-value awards). In addition, no Non-Employee Director may be granted Awards for more than 30,000 shares of Stock, or a value of more than $1 million at the time of grant, in any calendar year; provided, however, that up to 60,000 shares of Stock (or a value up to $2 million) may be subject to Awards granted to a Non-Employee Director during the calendar year in which the Non-Employee Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director.

3.3. Termination and Expiration of Awards. If an Award is surrendered, terminates, or expires, whether in whole or in part, the number of shares of Stock covered by such Award immediately before such surrender, termination, or expiration shall thereupon be added back to the number of shares of Stock otherwise available for further grants of Awards hereunder; provided, however, that the following transactions involving shares of Stock shall not result in shares of Stock becoming available for subsequent Awards: (a) Stock tendered or withheld in payment of the exercise price of an Option; (b) Stock tendered or withheld for taxes; (c) Stock that was subject to a stock-settled SAR or an Option that was related to a SAR and was not issued upon the settlement or exercise of such SAR; and (d) Stock repurchased by the Company with the proceeds of an Option exercise.

ARTICLE 4
ADMINISTRATION OF THE PLAN

4.1. Plan Administration. This Plan shall be administered by the Administrator. The Administrator shall have full and exclusive power to: (a) construe and interpret the Plan; (b) establish and amend rules and regulations for the administration of the Plan; (c) correct any defect, remedy any omission, and reconcile any ambiguity or inconsistency in the Plan or any Award in the manner and to the extent it deems necessary or desirable to carry out the intent of the Plan and such Award; and (d) certify the level as to which each Performance Objective was attained. Subject to Section 4.6, the Administrator may delegate some or all of its authority under the Plan (including powers not referenced in this Section 4.1) to one or more Company officers, to the extent permitted by and not inconsistent with any requirements of applicable law.

4.2. Committee’s Authority to Grant Awards. In addition to the powers enumerated in Section 4.1 (and without limiting the generality thereof), the Committee shall have plenary authority and discretion to determine the time or times at which Awards shall be granted to Eligible Employees, the Eligible Employees to whom Awards shall be granted, the number of shares of Stock (or for Awards denominated in cash, the dollar amount) to be covered by each such Award, and the terms and conditions upon which each such Award may be exercised (in each case, to the extent not inconsistent with the provisions of this Plan). Subject to the requirements of the Plan, the terms and conditions prescribed or approved for any Award granted by the Committee (as reflected in the applicable Agreement) shall be entirely within the discretion of the Committee.

4.3. Independent Directors’ Authority to Grant Awards. In addition to the powers enumerated in Section 4.1 (and without limiting the generality thereof), the Independent Directors shall have plenary authority and discretion to determine the time or times at which Awards shall be granted to Non-Employee Directors, the Non-Employee Directors to whom Awards shall be granted, the number of shares of Stock (or for Awards denominated in cash, the dollar amount) to be covered by each such Award, and the terms and conditions upon which each such Award may be exercised (in each case, to the extent not inconsistent with the provisions of this Plan); provided that (a) no Director shall participate in any action taken with respect to an Award granted or to be granted to such Director, unless the same action is contemplated for all similarly situated Directors, and (b) no Award shall be granted to a Non-Employee Director unless such grant is approved by a majority of the Non-Employee Directors. Subject to the requirements of the Plan, the terms and conditions prescribed or approved for any Award granted by the Independent Directors (as reflected in the applicable Agreement) shall be entirely within the discretion of the Independent Directors.

4.4. Actions of the Committee. A majority of the members of the Committee (but not less than two) shall constitute a quorum, and all acts, decisions or determinations of the Committee shall be by majority vote of such of its members as shall be present at a meeting duly held at which a quorum is so present. Any act, decision, or determination of the Committee reduced to writing and signed by a majority of its members (but not less than two) shall be fully effective as if it had been made, taken or done by vote of such majority at a meeting duly called and held.

4.5. Reporting. The Committee shall file reports and make information available as may from time to time be prescribed by the Board of Directors.

4.6. CEO Authority to Grant Awards. The CEO shall have authority to make Awards to Eligible Employees who are not Executive Officers or Covered Participants, including Eligible Employees who are promoted to Executive Officer positions; provided that, except to the extent that the Committee delegates additional authority, the Awards granted by the CEO in any fiscal year shall not have an aggregate value of more than $500,000 (where value for each Award is determined on the Grant Date). The Committee may delegate to the CEO the authority to make additional Awards (in excess of the limit set forth in the immediately preceding sentence); provided that (a) the additional Awards shall be subject to a maximum aggregate Award amount, and (b) only the Committee shall be authorized to grant awards to Executive Officers and Covered Participants. The CEO shall have plenary authority and discretion to determine the time or times at which Awards that the CEO is authorized to grant shall be granted, the Eligible Employees to whom such Awards shall be granted, the number of shares of Stock (or for Awards denominated in cash, the dollar amount) to be covered by each such Award (subject to the maximum aggregate and individual limitations described above), and the terms and conditions upon which each such Award may be exercised (in each case, to the extent not inconsistent with the provisions of this Plan).

4.7. Determining Amount Payable. With respect to any Award that is conditioned in whole or in part on the achievement of Performance Objectives, the Administrator shall determine the extent to which the applicable Performance Objectives were achieved and shall have discretion to reduce the amount that becomes vested or payable upon achievement of such Performance Objectives.

4.8. Decisions of the Administrator. All determinations and decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all Persons and the Company, except to the extent that the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or By-laws of Avnet to be approved by the Board of Directors or shareholders.

4.9. Law Compliance. Notwithstanding any other provision of the Plan, the Administrator may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as the Administrator or the Board determines is necessary or desirable to avoid adverse consequences under Rule 16b-3, Section 162(m) of the Code, Section 409A of the Code, Section 280G of the Code, or any other applicable law.

ARTICLE 5
OPTIONS

5.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.6) may grant Options to Eligible Employees, and the Independent Directors may grant Options to Non-Employee Directors.

5.2. Exercise Price. The price per share at which Stock subject to an Option may be purchased shall be set forth in the Agreement. In no event shall such exercise price be less than 100% of the Fair Market Value of the Stock on the Grant Date.

5.3. Term. The term of each Option granted under the Plan shall be set forth in the Agreement; provided, however, that in no event shall an Option be exercisable after the day before the tenth anniversary of the Grant Date. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the Agreement, each Option granted under the Plan shall expire at the end of its term, and the term may not be extended. No Option may be exercised after the expiration of its term.

5.4. Exercisability (Vesting). Each Option granted under the Plan shall be subject to the vesting conditions set forth in the Agreement; provided, however, that the exercisability of any Option may be accelerated in whole or in part, at any time, by the Administrator (or its designee). Subject to the provisions of the Agreement, each Option granted under the Plan that has become exercisable pursuant to the preceding sentence shall remain exercisable thereafter until the expiration of its term as described in Section 5.3.

5.5. Exercise. To the extent that an Option has become exercisable in accordance with Section 5.4, such Option may be exercised by notice to Avnet, in a form approved by Avnet, stating the number of shares of Stock with respect to which such Award is being exercised, accompanied by payment in full therefor as described below. After receipt of such notice and payment, subject to Section 12.6 (Registration of Shares), Avnet shall record the stock transfer on its book and records without the need to issue a physical certificate. The payment due upon exercise of an Option may be made in any form permitted by the Administrator. The permitted forms of payment may (but are not required to) include (i) check (certified, if so required by Avnet); (ii) shares of Stock with a fair market value, at the date of receipt by Avnet, equal to the aggregate exercise price (plus withholding, if applicable); (iii) a combination of check and             shares of Stock; (iv) having Avnet retain from the Stock otherwise issuable upon exercise of the Option a number of shares of Stock having a fair market value equal to the exercise price of the Option (plus withholding, if applicable); (v) to the extent permitted by applicable law, by delivering a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Avnet the exercise price and to deliver to the Participant the net amount of shares received upon exercise (after subtracting the exercise price, withholding, and any broker fee); or (vi) any other manner acceptable to the Administrator.

5.6. General Modification Rules. The Administrator may, for such consideration (if any) as it may deem adequate and with the prior consent of the Optionee, modify the terms of any outstanding Option; provided, however, that except to the extent permitted by Section 5.7, no Option may be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of such Option, and no Option with an exercise price that exceeds the Fair Market Value of a share of Stock shall be exchanged for a cash payment, without shareholder approval.

5.7. Special Modification in the Event of a Corporate Transaction. In the event of a corporate transaction (within the meaning of Treas. Reg. § 1.424-1(a)(3)), the Administrator may provide for the assumption or substitution of outstanding Options, provided that the requirements of Treas. Reg. § 1.424-1(a) are satisfied with respect to Incentive Stock Options, and the requirements of Treas. Reg. § 1.409A-1(b)(v)(D) are satisfied with respect to all other Options.

5.8. Special Rules for Incentive Stock Options (“ISOs”). ISOs shall be subject to the requirements of Section 422 of the Code, including the following (all of which shall be interpreted consistent with the intent to comply with the requirements of Section 422 of the Code and not to impose any restrictions that are not required by Section 422):

(a) Shares Available for ISO Grants. All shares of Stock authorized for Awards under Article 3 are available to be issued through ISOs; provided, however, that to the extent required by Section 422 of the Code, canceled Awards shall continue to be counted against the number of shares available.

(b) Optionee Must Be an Employee. No ISO shall be granted to any individual who is not an employee of Avnet or a Subsidiary at the time of grant.

(c) Special Rules for 10% Owners. An Incentive Stock Option shall not be granted to an individual who, immediately before the time the Option is granted, owns shares of Stock possessing more than 10 percent of the total combined voting power of all classes of stock of Avnet, unless the Agreement for such Incentive Stock Option provides that (i) the exercise price is no less than 110 percent (110%) of the Fair Market Value of the Stock on the Grant Date (determined in accordance with Treas. Reg. § 1.422-2(f)(1)), and (ii) the Option expires no later than the fifth anniversary of the Grant Date.

ARTICLE 6
STOCK APPRECIATION RIGHTS (“SARs”)

6.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.6) may grant SARs to Eligible Employees, and the Independent Directors may grant SARs to Non-Employee Directors. Each SAR may be free-standing or related to all or part of an Option. In the discretion of the Administrator, a SAR related to an Option may be granted at any time before the related Option is exercised, expires, is terminated, or is surrendered, and may be modified when the related Option is modified.

6.2. Exercise Price. The exercise price per share for each free-standing SAR granted under the Plan shall be set forth in the Agreement. In no event shall the exercise price be less than 100% of the Fair Market Value of the Stock on the Grant Date.

6.3. Term. The term of each SAR granted under the Plan shall be set forth in the Agreement; provided, however that in no event shall a SAR be exercisable after the day before the tenth anniversary of the Grant Date. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the Agreement, each SAR granted under the Plan shall expire at the end of its term, and the term may not be extended. No SAR may be exercised after the expiration of its term.

6.4. Exercisability (Vesting). Each SAR granted under the Plan shall be subject to the vesting conditions set forth in the Agreement; provided, however, that (a) the exercisability of any SAR may be accelerated in whole or in part, at any time, by the Administrator (or its designee), and (b) if a SAR relates to all or part of an Option, such SAR shall be exercisable only to the extent that the related Option is exercisable. Subject to the provisions of the Agreement, each SAR that is exercisable pursuant to the preceding sentence shall remain exercisable thereafter until the expiration of its term as described in Section 6.3.

6.5. Exercise. To the extent that a SAR has become exercisable in accordance with Section 6.4, such SAR may be exercised in accordance with the procedures set forth in Section 5.5 (Exercise), but without the requirement to make a payment therefor. If the SAR is related to all or part of an Option, the Optionee must provide with the exercise notice an instrument effecting the surrender of the related portion of the Option. Each SAR may be settled in shares of Stock, cash, or a combination of cash and shares (provided that shares of Stock underlying any SAR that is settled in cash shall not be available to be issued in a future Award). No fractional shares shall be issued; any amount that would have been payable in fractional shares shall be paid in cash.

6.6. Other Conditions. The Administrator (or its designee) may impose any other conditions upon the exercise of SARs. Such conditions may govern the right to exercise SARs granted before the adoption or amendment of such conditions as well as SARs granted thereafter.

6.7. Modification Rules. The modification rules and restrictions set forth in Sections 5.6 (General Modification Rules) and 5.7 (Special Modification in the Event of a Corporate Transaction) shall also apply with respect to SARs.

ARTICLE 7
RESTRICTED STOCK

7.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.6) may grant Restricted Stock to Eligible Employees, and the Independent Directors may grant Restricted Stock to Non-Employee Directors. The number of shares granted pursuant to any Restricted Stock Award shall be set forth in the Agreement.

7.2. Restrictions. During the Period of Restriction set forth in the applicable Agreement, shares of Restricted Stock shall not be sold, transferred, pledged, assigned, exchanged, encumbered, alienated, hypothecated, or otherwise disposed of. Except as otherwise provided in the Agreement, if a Participant‘s employment or other service with the Company terminates before the end of the Period of Restriction for any shares of Restricted Stock, all such restricted shares shall be forfeited, and all rights of the Participant with respect to such shares of Stock shall immediately terminate without any payment or other consideration therefor. Any forfeited shares of Restricted Stock that had been delivered to, or held in custody for, a Participant shall be returned to Avnet, accompanied by any instrument of transfer requested by Avnet.

7.3. Lapse of Period of Restriction (Vesting). The Period of Restriction for each Award of Restricted Stock shall lapse only upon satisfaction of conditions set forth in the Agreement. Such conditions may be based on (a) continued service to Avnet or a Subsidiary for a specified period, (b) achievement of Performance Objectives, or (c) a combination of (a) and (b). Except as provided in Section 12.2 (Acceleration of Vesting), the Period of Restriction for any Award of Restricted Stock that is not conditioned on achievement of Performance Objectives shall lapse no faster than pro rata over the three (3) year period that starts on the Grant Date.

7.4. Settlement of Restricted Stock. Shares of Restricted Stock shall become freely transferable immediately following the last day of the Period of Restriction. As soon as practicable after the Period of Restriction lapses, Avnet shall record the stock transfer on its book and records without the need to issue a physical certificate.

7.5. Voting Rights. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

7.6. Dividend Rights. During the Period of Restriction, Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock Awards, as set forth in this Section 7.6. Dividends paid in cash shall be automatically reinvested in additional             shares of Restricted Stock at a purchase price per share equal to the Fair Market Value of a share of Stock on the date such dividend is paid; provided, however, that fractional shares shall not be issued. Any amount that would have been invested in a fractional share shall be payable to the Participant in cash when the Period of Restriction for the underlying shares lapses. All additional shares of Stock received by a Participant in respect of a dividend or other distribution on Restricted Stock, whether through reinvestment or through a dividend or other distribution paid in shares of Stock, shall be subject to the same restrictions (for the same Period of Restriction) as the Restricted Stock with respect to which they were received; and the right to receive cash with respect to any fractional share shall be subject to forfeiture until the Period of Restriction for the underlying shares lapses.

7.7. Foreign Laws. Notwithstanding any other provision of the Plan, if Restricted Stock is to be awarded to a Participant who is subject to the laws, including the tax laws, of any country other than the United States, the Committee may, in its discretion, direct Avnet to sell, assign, or otherwise transfer the Restricted Stock to a trust or other entity or arrangement, rather than grant the Restricted Stock directly to the Participant.

ARTICLE 8
RESTRICTED STOCK UNITS

8.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.6) may grant Restricted Stock Units to Eligible Employees, and the Independent Directors may grant Restricted Stock Units to Non-Employee Directors. The number of shares of Stock underlying any Restricted Stock Unit Award shall be set forth in the Agreement.

8.2. Vesting. An Award of Restricted Stock Units shall be subject to vesting conditions set forth in the applicable Agreement. Such vesting conditions may be based on (a) continued service to Avnet or a Subsidiary for a specified period, (b) achievement of Performance Objectives, or (c) a combination of (a) and (b). Except as provided in Section 12.2 (Acceleration of Vesting), if vesting of a Restricted Stock Unit Award is not conditioned on achievement of Performance Objectives, the Award shall become vested no faster than pro rata over the three (3) year period that starts on the Grant Date.

8.3. Settlement of Restricted Stock Units. Subject to Section 12.6 (Registration of Shares), as soon as practicable after any Restricted Stock Unit becomes vested, Avnet shall transfer to the Participant one share of Stock for each such vested Restricted Stock Unit, cash in lieu of shares of Stock, or a combination of cash and shares of Stock. No fractional shares shall be issued with respect to vesting of Restricted Stock Units.

8.4. Dividend Rights. Participants in whose name Restricted Stock Units are granted shall not be entitled to receive dividends or other distributions with respect to shares of Stock underlying such Restricted Stock Unit, unless the Agreement provides otherwise. Any right to receive dividends or other distributions shall be subject to the same vesting conditions and risk of forfeiture as the Restricted Stock Units with respect to which such right is granted, and all dividends and distributions shall be paid when the applicable Restricted Stock Units are settled.

ARTICLE 9
PERFORMANCE SHARE UNITS

9.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.6) may grant Performance Share Units to Eligible Employees, and the Independent Directors may grant Performance Share Units to Non-Employee Directors. The target and maximum number of Shares deliverable upon achievement of the applicable Performance Objectives shall be set forth in the Agreement.

9.2. Vesting. Vesting of Performance Share Units shall be conditioned upon the achievement of specified Performance Objectives over a specified Performance Period, and such other conditions as are set forth in the Agreement.

9.3. Settlement of Performance Shares. After Performance Share Units become vested, Avnet shall transfer to the Participant shares of Stock or cash, or a combination of cash and shares of Stock, corresponding to the vested amount (determined after taking into account the Administrator’s discretion to reduce the amount payable upon achievement of Performance Objectives). No fractional shares shall be issued with respect to vesting of Performance Share Units.

9.4. Dividend Rights. Participants in whose name Performance Share Units are granted shall not be entitled to receive dividends or other distributions with respect to shares of Stock underlying such Performance Share Units, unless the Agreement provides otherwise. Any right to receive dividends or other distributions shall be subject to the same vesting conditions and risk of forfeiture as the Performance Share Units with respect to which such right is granted, and all dividends and distributions shall be paid when the applicable Performance Share Units are settled.

ARTICLE 10
OTHER STOCK UNIT AWARDS

10.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.6) may grant Other Stock Unit Awards to Eligible Employees, and the Independent Directors may grant Other Stock Unit Awards to Non-Employee Directors. Each Other Stock Unit Award may be granted as a stand-alone Award or in connection with another Award made under the Plan, and may be in the form of Stock or other securities. The number of             shares of Stock or other securities underlying any Other Stock Unit Award shall be set forth in the Agreement.

10.2. Amount of Award. The value of each Other Stock Unit Award shall be based, in whole or in part, on the value of the underlying Stock or other securities. The Agreement may provide that an Other Stock Unit Award may provide to the Participant (a) dividends or dividend equivalents and (b) cash payments in lieu of or in addition to an Award.

10.3. General Rules for Other Stock Unit Awards. Subject to the requirements of the Plan, including this Section 10.3, the terms, restrictions, conditions, vesting requirements, and payment rules of an Other Stock Unit Award (collectively, the “Rules”) shall be set forth in the Agreement. Each Other Stock Unit Award need not be subject to comparable Rules.

(a)  An Other Stock Unit Award shall be subject to vesting conditions set forth in the applicable Agreement. Such vesting conditions may be based on any criterion permitted by Section 8.2 (Vesting); provided that, except as provided in Section 12.2 (Acceleration of Vesting), the minimum vesting period required by Section 8.2 shall also apply for Other Stock Unit Awards.

(b) An Other Stock Unit Award may be contingent on the payment of cash consideration by the Participant upon receipt of the Award or provide that the Award, and any Stock or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

(c)  An Other Stock Unit Award may be subject to a deferred payment schedule, if so set forth in the Agreement.

(d)  The Administrator, in its sole and complete discretion, as a result of certain circumstances, including the assumption of, or substitution of stock unit awards of a company with which Avnet or a Subsidiary participates in an acquisition, separation, or similar corporate transaction, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

ARTICLE 11
EXECUTIVE INCENTIVE PERFORMANCE AWARDS

11.1. EIP Awards. The Committee (and the CEO to the extent permitted by Section 4.6) may issue EIP Awards to Eligible Employees who are Executive Officers or members of senior management of Avnet or of any of its Subsidiaries. Neither this Article 11 nor any other provision of the Plan shall limit in any way the authority of the CEO and other Company officers to issue incentive pay and cash bonuses to Eligible Employees who are not Executive Officers.

11.2. Determination of EIP Amount. The amount of an EIP Award shall be determined by the Committee (or the CEO to the extent permitted by Section 4.6) and shall be contingent upon the achievement of Performance Objectives specified by the Committee, as set forth in the Agreement.

11.3. Payment of Awards. EIP Awards shall be paid in cash after the Performance Period has ended and the Committee has certified that the specified Performance Objectives were achieved. Except as otherwise expressly provided in an Agreement, payment shall be made no later than the end of the “applicable 2-1/2 month period” described in Treas. Reg. § 1.409A-1(b)(4)(i)(A).

11.4. Individual Limitation. The maximum individual EIP Award permitted for a 12-month Performance Period, is $5,000,000. If the Performance Period is not twelve (12) months, the $5,000,000 limitation shall be adjusted on a pro-rata basis (downward if the Performance Period is less than 12 months and upward if the Performance Period is more than 12 months) to reflect the length of the Performance Period.

ARTICLE 12
ADDITIONAL TERMS AND PROVISIONS

12.1. Agreements. Promptly after the granting of any Award or the modification of any outstanding Award, the Administrator shall cause such Participant to be notified of such action and shall cause Avnet to deliver to such Participant an Agreement (which Agreement shall be signed on behalf of Avnet by an officer of Avnet with appropriate authorization therefor) evidencing the Award so granted or modified and the terms and conditions thereof and including (when appropriate) an addendum evidencing the SAR so granted or modified and the terms and conditions thereof.

12.2. Acceleration of Vesting. The Administrator, in its sole discretion, may accelerate the vesting of any Award (including the lapsing of the Period of Restriction for Restricted Stock), or remove conditions for vesting (or lapsing of the Period of Restriction) upon a Change in Control or the Participant’s death, retirement, layoff, separation from service in connection with a Change in Control, or other separation from service where the Administrator determines that such treatment is appropriate and in the Company’s best interests, as well as upon assumption of, or in substitution for equity awards of a company with which Avnet or a Subsidiary participates in an acquisition, separation, merger, or similar corporate transaction; provided, however, that with respect to an Award to a Covered Participant that is intended to qualify as “other performance-based compensation,” waiver of performance conditions shall be permitted only to the extent permitted by Revenue Ruling 2008-13 or any successor thereto. In addition, the Administrator may grant awards of Restricted Stock, Restricted Stock Units, and Other Stock Unit Awards that do not satisfy the minimum vesting periods and Periods of Restriction prescribed by Sections 7.3, 8.2, and 10.3(a); provided, however, that the total number of shares of Stock underlying Awards that do not satisfy such minimum vesting periods and Periods of Restriction shall not exceed five percent (5%) of the total number of shares available for grant under the Plan.

12.3. Tax Withholding. The Company shall have the right to deduct from all amounts paid to a Participant or beneficiary any taxes that it determines are required by law to be withheld in respect of Awards under the Plan. In the case of an Award settled in             shares of Stock, no shares of Stock shall be issued, and no election under Section 83(b) of the Code shall be accepted, unless and until arrangements satisfactory to the Company have been made to satisfy any applicable withholding tax obligations. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to (a) retain shares of Stock or (b) subject to such terms and conditions as the Committee may establish from time to time, allow Participants or beneficiaries to (i) tender shares of Stock (including             shares of Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld, or (ii) pay the required tax withholding amount to Avnet in cash; and the fair market value of shares of Stock withheld may exceed the minimum statutory withholding requirements. For purposes of determining the number of shares of Stock required to satisfy a tax withholding obligation, the fair market value shall be calculated as of the date that the amount to be withheld is determined. A Participant or beneficiary shall pay Avnet cash for any fractional share that would otherwise be required to be withheld. Regardless of the amount withheld, each Participant and beneficiary shall be responsible at all times for paying all federal, state, and local income and employment taxes allocable to such Participant or beneficiary with respect to any Award (including taxes due with respect to imputed income), and the Company shall not be responsible for any interest or penalty that a Participant incurs by failing to make timely payments of tax.

12.4. No Right to Employment; No Right to Award. The Plan shall not confer upon any Participant or other individual any right with respect to continuance of employment by the Company, or continuance of membership on the Board of Directors, nor shall it interfere in any way with his right, or the Company’s right, to terminate his employment or Board membership at any time. No provision of the Plan shall be construed to give any Eligible Employee or Non-Employee Director a right to receive an Award.

12.5. Shareholder Rights. Except as provided in Article 7 with respect to Restricted Stock, no Participant shall acquire or have any rights as a shareholder of Avnet by virtue of any Award until the shares of Stock issued pursuant to the Award or the exercise thereof are recorded in the book and records of Avnet in accordance with the terms of the Plan. Subsequent to such recordation in the book and records of Avnet, the recipient of shares of Stock shall have the full rights of a holder of such Stock.

12.6. Registration of Shares. It is Avnet’s present intention to register the             shares of Stock issued pursuant to the Plan under the Securities Act as necessary. Avnet shall not be obligated to sell or deliver any shares of Stock pursuant to the granting, vesting, or exercise of any Award unless and until—

(a) either (i) Avnet has received from its counsel an opinion concluding that such shares need not be registered under the Securities Act, or (ii) (A) such             shares have been registered under the Securities Act, (B) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under the Securities Act, and (C) there is available at the time of such grant, vesting event, or exercise (as applicable) a prospectus containing certified financial statements and other information meeting the requirements of Section 10(a)(3) of the Securities Act;

(b) such shares are (or upon official notice of issuance will be) listed on each national securities exchange on which the class of Stock is then listed;

(c) if necessary, the prior approval of such delivery has been obtained from any State regulatory body having jurisdiction (but nothing herein contained shall be deemed to require Avnet to register or qualify as a foreign corporation in any State nor, except as to any matter or transaction relating to the sale or delivery of such shares, to consent in service of process in any State); and

(d) if the Committee so requires, Avnet has received an opinion from its counsel with respect to compliance with the matters set forth in subsections (a), (b), and/or (c) of this Section 12.6.

In addition, the making of any Award or determination, the delivery or recording of a stock transfer, and payment of any amount due to a Participant may be postponed for such period as Avnet may require, in the exercise of reasonable diligence, to comply with the requirements of any applicable law.

12.7. Document Requirements. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all applicable laws.

12.8. Deferrals. The Administrator may allow a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Stock that would otherwise be due to such Participant by virtue of the exercise, earn-out, or settlement of any Award made under the Plan, other than Options or Stock Appreciation Rights. If such election is permitted, the Committee shall establish rules and procedures for such deferrals, including provisions that the Committee or the Participant determines are necessary or advisable to comply with, or avoid being subject to, the requirements of Section 409A of the Code, and provisions for the payment or crediting of dividend equivalents in respect of deferrals credited in units of Stock.

12.9. Recoupment. Each Award shall be subject to the terms and conditions of Avnet’s compensation recoupment or clawback policy, as in effect and amended from time to time, including disgorgement or repayment to the extent required by such policy (taking into account changes to such policy that are made after the date hereof and after the date of the applicable Agreement).

12.10. Nontransferability. Except as otherwise provided in Section 7.7 (Foreign Laws), this Section 12.10, or the applicable Agreement, no Award granted under the Plan, and no interests therein, may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated; and each Award shall be exercisable during the Participant’s lifetime only by the Participant or his legal guardian or representative.

(a) An Award may be transferred by testamentary disposition or the laws of descent and distribution.

(b) The Committee shall have sole discretion to approve, and to establish terms and conditions for, a transfer of an Option other than an Incentive Stock Option to (i) the child, step-child, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee) of the Participant (an “Immediate Family Member”); (ii) a trust in which Immediate Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Immediate Family Members or the Employee control the management of the assets; or (iv) any other entity in which Immediate Family Members or the Employee own more than 50% of the voting interests (each (i) — (iv), a “Permitted Transferee”); provided, however, that, without the prior approval of the Committee, no Permitted Transferee shall further transfer an Award, either directly or indirectly, other than by testamentary disposition or the laws of descent and distribution. For example, without prior approval of the Committee, a Permitted Transferee may not transfer an Award by reason of the dissolution of, or a change in the beneficiaries of, a Permitted Transferee that is a trust; the sale, merger, consolidation, dissolution, or liquidation of a Permitted Transferee that is a partnership (or the sale of all or any portion of the partnership interests therein); or the sale, merger, consolidation, dissolution or liquidation of a Permitted Transferee that is a corporation (or the sale of all or any portion of the stock thereof).

(c) The Committee shall have discretion to authorize a transfer pursuant to a domestic relations order; provided, however, that the Committee shall not be required under any circumstance to accept or approve a transfer pursuant to a domestic relations order.

(d) An Award may be forfeited or transferred to the extent required to satisfy a tax levy or judgment under the Mandatory Victims Restitution Act or similar federal or state law.

12.11. Applicable Law and Severability. The Plan, and its rules, rights, agreements and regulations, shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of New York, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. If any provision of the Plan is held invalid, illegal, or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if such invalid, illegal or unenforceable provision (or portion thereof) had never been included in the Plan.

12.12. Special Incentive Compensation. No shares of Stock or other remuneration provided pursuant to an Award, other than an EIP Award, shall be included in compensation for purposes of determining the amount payable to any individual under any pension, savings, retirement, life insurance, or other employee benefits arrangement of the Company, unless otherwise determined by the Company. Remuneration provided pursuant to an EIP Award shall be included in compensation to the extent (and only to the extent) required by the applicable employee benefits arrangement.

12.13. Section 16(b) of the Exchange Act. All Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. In addition, with respect to persons subject to Section 16(b) of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent that any provision of the Plan or any action by the Administrator fails to comply with Rule 16b-3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.14. Section 162(m) of the Code. Each Award to a Covered Participant that is contingent upon the achievement of Performance Objectives shall be deemed to include any such additional terms, conditions, limitations, and other provisions as are necessary for such Award to qualify as “other performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, unless the Committee in its discretion determines that such Award is not intended to qualify as “other performance-based compensation.” Performance Objectives for each Award granted to a Covered Employee shall be measured over a stated Performance Period, on an absolute basis or relative to a pre-established target, as specified by the Committee and reflected in the Agreement. The Performance Objectives for each Award that is intended to qualify as “other performance-based compensation” shall be set forth in writing, at a time when achievement of the Performance Objectives is substantially uncertain, no later than the earlier of (a) 90 days after commencement of the period of service (within the meaning of Treas. Reg. § 1.162-27(e)(2)(i)) to which the Performance Objectives relate, or (b) before 25 percent (25%) of such period of service has elapsed. To the extent permitted by Section 162(m)(4)(C) of the Code, the Committee may adjust performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items, and shall have discretion to reduce (but not to increase) the amount due upon achievement of any Performance Objective. No amount shall be paid to a Covered Employee pursuant to an Award that is contingent upon the achievement of Performance Objectives unless and until the Committee has certified that the Performance Objectives have been satisfied. To the extent required by Section 162(m) of the Code, canceled Awards shall continue to be counted against the limit set forth in Section 3.2 (Individual Limitations) on shares of Stock available for Awards.

12.15. Section 409A of the Code. The Plan, any Award granted under the Plan, and all Agreements evidencing such Awards, shall be interpreted, administered, and construed consistent with the intent that (a) all options, SARs, and comparable awards shall be exempt from Section 409A of the Code by reason of the exemption for certain stock rights set forth in Treas. Reg. § 1.409A-1(b)(5); (b) all Awards of Restricted Stock shall be exempt from Section 409A of the Code by reason of the exemption for restricted property governed by Section 83 of the Code set forth in Treas. Reg. § 1.409A-1(b)(6); and (c) except to the extent that the applicable Agreement clearly sets forth an intent to provide for nonqualified deferred compensation that is subject to the requirements of Section 409A, all Restricted Stock Unit Awards, Performance Share Unit Awards, Other Stock Unit Awards, and EIP Awards shall be exempt from Section 409A of the Code by reason of the “short-term deferral rule” set forth in Treas. Reg. § 1.409A-1(b)(4).

12.16. Application of Proceeds. The proceeds received by the Company from the sale of Stock under the Plan shall be used for general corporate purposes.

12.17. Rules of Construction. Whenever used in the Plan, (a) words in the masculine gender shall be deemed to refer to females as well as to males; (b) words in the singular shall be deemed to refer also to the plural; (c) the word “include” shall mean “including but not limited to”; (d) references to a statute or regulation or statutory or regulatory provision shall refer to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder; and (e) references to a law shall include any statute, regulation, rule, court case, or other requirement established by an exchange or a governmental authority or agency, and applicable law shall include any tax law that imposes requirements in order to avoid adverse tax consequences.

12.18. Headings and Captions. The headings and captions in this Plan document are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

12.19. Effective Date. The Plan shall become effective on the date the Plan is approved by Avnet’s shareholders.

ARTICLE 13
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

13.1. Share Adjustments. If the Stock is split, divided, or otherwise reclassified into or exchanged for a greater or lesser number of shares of Stock or into shares of Stock and/or any other securities of Avnet by reason of recapitalization, reclassification, stock split or reverse split, combination of shares or other reorganization, the term “Stock” as used herein shall thereafter mean the number and kind of shares or other securities into which the Stock shall have been so split, divided or otherwise reclassified or for which the Stock shall have been so exchanged; and the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the grant or exercise of an Award and the remaining number of             shares of Stock which may thereafter be delivered pursuant to the exercise of any Options and/or Stock Appreciation Rights then outstanding, shall be correspondingly adjusted. If a dividend payable in shares of Stock is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of Awards, and the remaining number of shares of Stock that may thereafter be delivered pursuant to the exercise of any Awards then outstanding shall be increased by the percentage that the number of shares of Stock so paid as a dividend bears to the total number of shares of Stock outstanding immediately before the payment of such dividend. If an extraordinary cash dividend is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock that may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of Awards and the remaining number of shares of Stock that may thereafter be delivered pursuant to the exercise of any Awards then outstanding, shall be equitably adjusted by the Committee.

13.2. Exercise Price Adjustments. If the Stock is split, divided or otherwise reclassified or exchanged, or that any dividend payable in shares or Stock or extraordinary cash dividend is paid to the holders of outstanding shares of Stock, in each case, as provided in the preceding paragraph, the purchase price per share of Stock upon exercise of outstanding Options, and the aggregate number of shares of Stock with respect to which Awards may be granted to any Participant in any calendar year, shall be correspondingly adjusted.

13.3. Fractional Shares. Notwithstanding any other provision of this Article 13, if upon any adjustment made in accordance with Section 13.1 above, the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Award then outstanding shall include a fractional share of Stock, such fractional share of Stock shall be disregarded for all purposes of the Plan and the Optionee holding such Award shall become entitled neither to purchase the same nor to receive cash or other property in payment therefor or in lieu thereof.

ARTICLE 14
AMENDMENT OR TERMINATION OF THE PLAN

14.1. The Plan shall automatically terminate on November 30, 2023, unless it is sooner terminated pursuant to Section 14.2, below. No Award shall be granted after the Plan terminates. All Awards granted before the Plan terminates shall continue in effect thereafter in accordance with the terms of the applicable Agreements and the Plan.

14.2. Reservation of Rights. The Board of Directors may amend or terminate the Plan at any time as the Board may deem advisable and in the best interests of Avnet; provided, however, that—

(i) the terms of an outstanding Award shall not be changed without written consent of the Participant and,

(ii) the affirmative vote of a majority of the votes cast at a meeting of the shareholders of Avnet duly called and held for that purpose, shall be required for any change that (a) affects the composition or functioning of the Committee; (b) materially increases the aggregate number of shares of Stock that may be delivered pursuant to the exercise of Awards; (c) materially increases the aggregate number of shares of Stock with respect to which Options or other Awards may be granted to any Participant during any calendar year; (d) materially decreases the minimum purchase price per share of Stock (in relation to the Fair Market Value thereof at the respective dates of grant) upon the exercise of Options; (e) extends the ten-year maximum period within which an Award is exercisable or the termination date of the Plan; or (f) otherwise triggers a shareholder approval requirement under an applicable law or listing standard.